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                             EXHIBIT (21)

The following table sets forth the Registrant's subsidiaries and the jurisdiction of incorporation of each. Each subsidiary is 100% owned by the Registrant.

                            ANSCO & ASSOCIATES, INC.
                              A Florida corporation

                     COMMUNICATIONS CONSTRUCTION GROUP, INC.
                           A Pennsylvania corporation

                               FIBER CABLE, INC.
                             A Delaware corporation

                           GLOBE COMMUNICATIONS, INC.
                          A North Carolina corporation

                              IVY H. SMITH COMPANY
                              A Florida corporation

                        KOHLER CONSTRUCTION COMPANY, INC.
                              A Florida corporation

                        SIGNAL CONSTRUCTION COMPANY, INC.
                              A Florida corporation

                   SOUTHEASTERN ELECTRIC CONSTRUCTION, INC.
                              A Florida corporation

                             STAR CONSTRUCTION, INC.
                             A Tennessee corporation

                                  S.T.S., INC.
                              A Florida corporation

                                  TESINC, INC.
                             An Arizona corporation